Exhibit 10.9

AMENDED AND RESTATED GUARANTY	Bank of America, N.A. LENDER

November 13, 2007

FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE ACKNOWLEDGED, each of the undersigned Aeropostale West, Inc., a Delaware corporation (the “Existing Guarantor”), Jimmy’Z Surf Co., Inc., a Delaware corporation, and Aero GC Management LLC, a Virginia limited liability company, each with offices at 112 West 34th Street, New York, New York 10120 (the foregoing, together with the Existing Guarantor, individually a “Guarantor” and collectively, the “Guarantors”) unconditionally guarantees, in accordance with the terms hereof and without any prior written notice, the payment and performance of the Liabilities (defined below) of Aeropostale, Inc. (the “Borrower”), a Delaware corporation with its principal executive offices at 112 West 34th Street, New York, New York 10120 to Bank of America, N.A., a national banking association with offices at 100 Federal Street, 9th Floor, Boston, Massachusetts (the “Lender”).

WITNESSETH:

WHEREAS, the Borrower, the Guarantors and the Lender (as assignee of Fleet Retail Finance Inc. (“Fleet”) pursuant to that certain Assignment and Acceptance dated as of even date herewith by and between Fleet, as Assignor, and Bank of America, N.A., as Assignee), are party to that certain Second Amended and Restated Loan and Security Agreement dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the Existing Guarantor is party to that certain Guaranty dated as of February 1, 2002 (the “Existing Guaranty”) in favor of Fleet, pursuant to which the Existing Guarantor agreed to guarantee certain obligations of the Borrower to Fleet; and

WHEREAS, it is a condition precedent to the Lender’s continuing to make any loans or otherwise extend credit to the Borrower under the Loan Agreement that the Existing Guaranty be amended and restated in its entirety and that the Guarantors execute and deliver to the Lender this guaranty (this “Guaranty”).

Accordingly, the parties hereto agree as follows:

Definitions: Unless otherwise defined herein, all capitalized terms used herein shall have the meaning given that term in the Loan Agreement.

“Liabilities”: (in the singular, “Liability”): Includes, without limitation, all and each of the following, whether now existing or hereafter arising:

(a)           Any and all direct and indirect liabilities, debts, and obligations of the Borrower to the Lender, each of every kind, nature, and description under the Loan Documents.

(b)           Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrower to the Lender under the Loan Documents (including all future advances whether or not made pursuant to a commitment by the Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Lender may hold against the Borrower under the Loan Documents.

(c)           All notes and other obligations of the Borrower now or hereafter assigned to or held by the Lender with respect to the Loan Documents, each of every kind, nature, and description.

(d)           All interest, fees, and charges and other amounts which may be charged by the Lender to the Borrower under the Loan Documents and/or which may be due from the Borrower to the Lender under the Loan Documents from time to time.

(e)           All costs and expenses incurred or paid by the Lender in respect of any of the Loan Documents (including, without limitation, Costs of Collection, reasonable attorneys’ fees, and all court and litigation costs and expenses).

(f)           Any and all covenants of the Borrower to or with the Lender and any and all obligations of the Borrower to act or to refrain from acting in accordance with under Loan Documents.

(g)           Each of the foregoing as if each reference to the “Lender” therein were to each Affiliate of the Lender.

(h)           Any and all direct or indirect liabilities, debts, and obligations of the Borrower to the Lender or any Affiliate of the Lender, each of every kind, nature, and description owing on account of any service or accommodation provided to, or for the account of the Borrower pursuant to this or any other Loan Document, including cash management services and the issuances of L/C’s.

Indemnification: FOR GOOD AND VALUABLE CONSIDERATION, each Guarantor shall indemnify, defend, and hold the Lender and any employee, officer, or agent of any of the foregoing (each, an “Indemnified Person”) harmless of and from any claim brought or threatened against any Indemnified Person by the Borrower, each Guarantor or any other guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys’ reasonable fees and expenses in connection therewith) on account of the relationship of the Borrower, any Guarantor or any other guarantor or endorser of the Liabilities with the Lender (each, an “Indemnified Claim”) other than any claim resulting from the gross negligence or willful misconduct of such Indemnified Person.  Each Indemnified Claim may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Lender’s selection (and if such Indemnified Claim is brought by a Person other than the Borrower, any Guarantor, or any guarantor or endorser of the Liabilities or any Affiliate of the Borrower, after consultation with (but not approval of) the Guarantors regarding the selection of such counsel), but at the expense of the Guarantors, provided that any Indemnified Claim may not be settled without the consent of the Guarantors (which shall not be unreasonably withheld or delayed) if as the result of any such settlement the Guarantors will be obligated to make any payment (other than reimbursement of the reasonable costs and expenses of  the Indemnified Person). This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of any Guarantor, other than a termination, release, or discharge which makes specific reference to this provision of this Guaranty.

Interest: Each Guarantor will pay on demand, after the occurrence and during the continuation of an Event of Default,  interest on all amounts due under this Guaranty, or arising under any documents, instruments, or agreements relating to any collateral securing this Guaranty, from the time the Lender first demands payment of this Guaranty at a rate (determined based upon a 360 day year and actual days elapsed) equal to the lesser from time to time of (a) the aggregate of the Prime Rate from time to time announced by Bank of America, N.A. (or, if said bank ceases to announce such a rate, the functional equivalent rate or index selected in good faith by the Lender) plus two percent (2.0%) per annum or (b) the highest rate of interest which under the circumstances may be charged under applicable law.

Obligations Not Affected: The obligations of each Guarantor hereunder shall not be affected by: any fraudulent, illegal, or improper act by the Borrower, any Guarantor, or any other Person liable or obligated to the Lender for or on the Liabilities; any release, discharge, or invalidation, by operation of law or otherwise, of the Liabilities; or the legal incapacity of the Borrower, any Guarantor, or any other Person liable or obligated to the Lender for or on the Liabilities.  Interest and Costs of Collection shall continue to accrue and shall continue to be deemed Liabilities guarantied hereby notwithstanding any stay to the enforcement thereof against the Borrower or any Guarantor or the disallowance of any claim therefor against the Borrower or any Guarantor.

Incorporation Of All Discussions: This instrument incorporates all discussions and negotiations between the Guarantors and the Lender concerning the guaranty and indemnification provided by the Guarantors hereby.  No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof.  No provision hereof may be altered, amended, waived, canceled or modified, except by a written instrument executed, sealed, and acknowledged by a duly authorized officer of the Lender.

General Waivers: Each Guarantor WAIVES: presentment, demand, notice, and protest with respect to the Liabilities and this Guaranty; any delay on the part of the Lender; any right to require the Lender to pursue or to proceed against the Borrower or any collateral which might have been granted to secure the Liabilities or to secure the obligations of the Guarantors hereunder; any benefit of, and any right to participate in, any collateral which may secure the Liabilities; any claim which any Guarantor may have or to which any Guarantor may become entitled to the extent that such claim might otherwise cause any transfer to the Lender by or on behalf of the Borrower to be avoided as having been, or in the nature of, a preference; and notice of acceptance of this Guaranty.

Each Guarantor WAIVES any claim, defense, or benefit which is based on any of the following (to the extent applicable notwithstanding the choice of Massachusetts law as governing this Guaranty):

Section 580a, 580b, 580c, 580d, and 726, and Chapter 2 of Title 14 of the California Code of Civil Procedure or any similar law of California or of any other jurisdiction.

Sections 2787 to 2856 inclusive, and 2899 and 3433 of the California Civil Code or any similar law of California or of any other jurisdiction.

California Commercial Code Sections 3116, 3118, 3119, 3419, 3605, 9504 and 9507 or any similar law of California or of any other jurisdiction.

Union Bank v. Gradsky and subsequent judicial decisions arising out of or related to Sections 580a, 580b, 580c, 580d, and 726, and Chapter 2 of Title 14 of California Code of Civil Procedure or any similar law of California or of any other jurisdiction.

WAIVERS CONCERNING ELECTION OF REMEDIES.  Each Guarantor WAIVES any claim or defense which is based upon an election of remedies.

In the event that the Liabilities or this Guaranty are secured by real estate, and in the event that the Lender elects to enforce the Lender’s rights against such real property by way of nonjudicial foreclosure through the exercise of the rights of power of sale, each Guarantor WAIVES any defense which, but for this waiver, might be available to any Guarantor due to such election of remedies by the Lender (including, without limitation, any claim that the Lender, by reason of such election of remedies, has extinguished rights of the Guarantors to proceed against the Borrower).

Waiver of Subrogation: No Guarantor shall undertake any of the following:

(a)           Exercise of any right against the Borrower, by way of subrogation, reimbursement, indemnity, contribution, or the like unless and until all Liabilities have been irrevocably paid and satisfied in full.

(b)           The filing of any proof of any claim in competition with the Lender in respect of any payment hereunder in any bankruptcy or insolvency proceedings of any nature.

(c)           The claiming of any set-off or counterclaim against the Borrower in respect of any liability of such Guarantor to the Borrower.

Subordination: The payment of any amounts due with respect to any indebtedness of the Borrower now or hereafter held by any Guarantor for borrowed money is hereby subordinated to the prior payment in full of the Liabilities. No Guarantor shall demand, sue for, or otherwise attempt to collect any such indebtedness.  Any amounts which are collected, enforced and received by any Guarantor shall be held by such Guarantor as trustee for the Lender and shall be paid over to the Lender on account of the Liabilities without affecting in any manner the liability of any Guarantor under this Guaranty.

Lender’s Books and Records: The books and records of the Lender showing the account between the Lender and the Guarantor shall be admissible in any action or proceeding and constitute prima facie evidence and proof of the items contained therein.

Guarantors’ Obligations Primary: The obligations of each Guarantor hereunder are primary, with no recourse necessary by the Lender against the Borrower or any collateral given to secure the Liabilities or to secure the obligations of such Guarantor or any other Guarantor hereunder or against any other Person liable for or on the Liabilities prior to proceeding against such Guarantor or any other Guarantor hereunder.

Changes In Liabilities: Each Guarantor assents to any indulgence or waiver which the Lender might grant or give the Borrower and/or any other Person liable or obligated  for or on the Liabilities.  Each Guarantor authorizes the Lender to alter, amend, cancel, waive, or modify any term or condition of the Liabilities and of the obligations of any other Person liable or obligated for or on the Liabilities, without notice to, or consent from, such Guarantor or any other Guarantor.  Each Guarantor authorizes the Lender to complete this Guaranty and any instrument or other document which evidences or relates to the Liabilities, to the extent that this Guaranty or such instrument or other document, upon delivery to the Lender, is incomplete in any respect.  No compromise, settlement, or release by the Lender of the Liabilities or of the obligations of any such other Person (whether or not jointly liable with any Guarantor) and no release of any collateral securing the Liabilities or securing the obligations of any such other Person shall affect the obligations of any Guarantor hereunder.  No action by the Lender which has been assented to herein shall affect the obligations of any Guarantor hereunder.

Financial Information: Each Guarantor, from time to time at the request of the Lender, will provide the Lender with such information concerning the financial condition of such Guarantor as the Lender reasonably may request (including but not limited to financial statements in such form as reasonably may be requested by the Lender and copies of the federal and state income tax returns).

Costs of Enforcement: Each Guarantor will pay on demand, without limitation, all reasonable attorneys’ fees, out-of-pocket expenses incurred by the Lender’s attorneys and all costs incurred by the Lender (including, without limitation, costs and expenses associated with travel on behalf of the Lender), which fees, expenses and costs are directly or indirectly related to or in respect of the Lender’s administration, negotiation, documentation, and amendment of this Guaranty and in the Lender’s efforts to collect and/or to enforce any of the obligations of any Guarantor hereunder and/or to enforce any of the Lender’s rights, remedies, or powers against or in respect of any Guarantor (whether or not suit is instituted by or against the Lender).

Binding Effect: This instrument shall inure to the benefit of the Lender and its successors and assigns; shall be binding upon the respective heirs, successors, representatives, and assigns of each Guarantor; and shall apply to all Liabilities and any successor to the Borrower, including any successor by operation of law.

Lender’s Rights and Remedies: The rights, remedies, powers, privileges, and discretions of the Lender hereunder (herein, the “Lender’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have.  No delay or omission by the Lender in exercising or enforcing any of the Lender’s Rights and Remedies shall operate as, or constitute a waiver thereof.  No waiver by the Lender of any of the Lender’s Rights and Remedies or of any default or remedies under any other agreement with any Guarantor, or of any default under any agreement with the Borrower or any other Person liable or obligated for or on the Liabilities, shall operate as a waiver of any other of the Lender’s Rights and Remedies or of any default or remedy hereunder or thereunder.  No exercise of any of the Lender’s Rights and Remedies and no other agreement or transaction of whatever nature entered into between the Lender and: any Guarantor; and the Borrower; and/or any such other Person at any time shall preclude any other exercise of the Lender’s Rights and Remedies.  No waiver by the Lender of any of the Lender’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.  All of the Lender’s Rights and Remedies, and all of the Lender’s rights, remedies, powers, privileges, and discretions under any other agreement or transaction with any Guarantor, the Borrower, or any such other Person, shall be cumulative and not alternative or exclusive, and may be exercised by the Lender at such time or times and in such order of preference as the Lender in its sole discretion may determine.  The Lender’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

Copies and Facsimiles: This Guaranty and all documents which have been or may be hereinafter furnished by any Guarantor to the Lender may be reproduced by any photographic, microfilm, xerographic, digital imaging, or other process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

Choice of Laws: This Guaranty and all rights and obligations hereunder shall be governed, construed, and interpreted in accordance with the laws of The Commonwealth of Massachusetts.

Consent To Jurisdiction: (a) Each Guarantor agrees that any legal action, proceeding, case, or controversy against such Guarantor with respect to this Guaranty or otherwise, may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Lender may elect in the Lender’s sole discretion.  By execution and delivery of this Guaranty, each Guarantor accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

(b)           Each Guarantor WAIVES personal service of any and all process and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to such Guarantor at the last address of such Guarantor of which the Lender then has written notice, such service to become effective ten (10) Business Days after such mailing.

(c)           Each Guarantor WAIVES, at the option of the Lender, any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted hereunder or any other Loan Document to which such Guarantor is a party.

(d)           Nothing herein shall affect the right of the Lender to bring legal actions or proceedings in any other competent jurisdiction.

(e)           Each Guarantor agrees that any action commenced by such Guarantor asserting any claim or counterclaim arising under or in connection with this Guaranty or the Lender’s relationship with the Guarantor shall be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

Broad Scope of Guaranty: It is the intention of each Guarantor that the provisions of the within Guaranty and indemnification be liberally construed to the end that the Lender may be put in as good a position as if the Borrower had promptly, punctually, and faithfully performed all Liabilities and that such Guarantor had promptly, punctually, and faithfully performed hereunder.

Severability: Any determination that any provision herein is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance and shall not affect the validity, legality, or enforceability of any other provision contained herein.

Right of Set-Off: Any and all deposits or other sums at any time credited by or due from the Lender to any Guarantor or to any participant in the Liabilities (a “Participant”) or from any Affiliate of Lender or any Participant and any cash, securities, instruments or other property of any Guarantor in the possession of the Lender or any Participant or any such Affiliate, whether for safekeeping or otherwise (regardless of the reason the Lender or any Participant or any such Affiliate had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of the Guarantors to the Lender and any Participant, and may be applied or set off against the Liabilities and against the obligations of the Guarantors to the Lender and any Participant including, without limitation, those arising hereunder, at any time, whether or not such are then due and whether or not other collateral is then available to the Lender or any Participant or any such Affiliate.

Joint and Several Obligations: Each of the obligations of each and every Guarantor under this Guaranty are joint and several.  This Guaranty may be enforced against any Guarantor without any duty or responsibility to pursue any other Guarantor and such enforcement shall not be a defense to any action brought against any Guarantor hereunder.  The Lender hereby reserves all rights against each Guarantor.

Termination: The obligations of each Guarantor hereunder shall remain in full force and effect as to all Liabilities, without regard to any reduction of the Liabilities (other than on account of payments made pursuant to the within Guaranty) until the earlier of (a) ten (10) days following the actual receipt by the Lender, at the address set forth on the first page hereof (or such other address that the Lender indicates in writing to the Guarantors), of written notice signed by each Guarantor of the termination thereof or (b) the delivery of written notice of termination dated and signed by a duly authorized officer of the Lender, which notice of termination includes specific reference to this provision.  No termination hereof shall affect any Liability in existence or outstanding ten (10) days following the date of such actual receipt or delivery (including, without limitation, those which are contingent or not then due and those which arise out of any check, draft, item, or paper which was made, executed, or drawn prior to the expiration of such ten (10) days, even if received by the Lender thereafter) nor any which arises out of any continuing commitment or obligation of the Lender to provide loans, advances, and financial accommodations to or for the account of the Borrower, nor any obligation of any Guarantor hereunder, including, without limitation, any which by its terms includes any of the Liabilities of a contingent nature (including, without limitation, the indemnification provided for herein).  This Guaranty shall continue to be effective or, if previously terminated, shall be automatically reinstated, without any further action, if at any time any payment made or value received with respect to a Liability is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of any Guarantor, or otherwise, all as though such payment had not been made or value received.

Miscellaneous: Each Guarantor represents and certifies that, prior to the execution of this Guaranty, such Guarantor had carefully read and reviewed all of the provisions of this Guaranty and had been afforded an opportunity to consult with counsel independently selected by such Guarantor. Each Guarantor further represents and certifies that such Guarantor has freely and willingly executed this Guaranty with full appreciation of the legal effect of this Guaranty. Each Guarantor recognizes that the titles to the paragraphs of the within Guaranty are for ease of reference; are not part of this Guaranty; and do not alter or affect the substantive provisions hereof.

Waiver of Jury Trial: Each Guarantor makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Lender in the establishment and maintenance of its relationship with the Borrower and such Guarantor, is relying thereon. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY PRESENT OR FUTURE RIGHT OF SUCH GUARANTOR, THE BORROWER OR ANY ENDORSER OR ANY OTHER GUARANTOR OF THE BORROWER, OR ANY OTHER SIMILAR PERSON, TO A TRIAL BY JURY OF ANY CASE OR CONTROVERSY IN WHICH THE LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDER OR THE LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN SUCH GUARANTOR, THE BORROWER, ANY SUCH PERSON, AND THE LENDER.

[signature page follows]

IN WITNESS WHEREOF, the Guarantors have duly executed this Guaranty as of the day and year first above written.  It is intended that this Guaranty take effect as a sealed instrument.

                 AEROPOSTALE WEST, INC., as a Guarantor

By:	/s/ Michael J. Cunningham
Name:	Michael J. Cunningham
Title:	Executive Vice President and
Chief Financial Officer

                  JIMMY’Z SURF CO., INC., as a Guarantor

By:	/s/ Michael J. Cunningham
Name:	Michael J. Cunningham
Title:	Executive Vice President and
Chief Financial Officer

                  AERO GC MANAGEMENT LLC, as a Guarantor

By:	/s/ Michael J. Cunningham
Name:	Michael J. Cunningham
Title:	Executive Vice President and
Chief Financial Officer

1043974.2